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                                                                   Exhibit 10.35







                       REMINGTON SUPPLEMENTAL PENSION PLAN

                           (EFFECTIVE JANUARY 1, 1998)





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                       REMINGTON SUPPLEMENTAL PENSION PLAN

                                TABLE OF CONTENTS



                                                                 PAGE
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ARTICLE I - Introduction                                           1
             1.1    Name                                           1
             1.2    Purpose                                        1
             1.3    Administration of the Plan                     1

ARTICLE II - Definitions                                           2
             2.1    "Average Monthly Pay"                          2
             2.2    "Code"                                         2
             2.3    "Committee"                                    2
             2.4    "Company"                                      2
             2.5    "Effective Date"                               2
             2.6    "Employer"                                     2
             2.7    "ERISA"                                        2
             2.8    "Normal Retirement Date"                       2
             2.9    "Participant"                                  2
             2.10   "Pension Plan"                                 2
             2.11   "Plan"                                         2
             2.12   "Plan Year"                                    2
             2.13   "Related Company"                              3
             2.14   "Service"                                      3
             2.15   "Subsidiary"                                   3
             2.16   "Year of Service"                              3

ARTICLE III - Plan Participation                                   3

ARTICLE IV - Benefits                                              3
             4.1   Normal Retirement Benefits                     3-4
             4.2   Actuarial Equivalency                           4
             4.3   Death Benefit                                   4

ARTICLE V - Suspension of Benefits                                 4

ARTICLE VI - Establishment of Trust                                5
             6.1   Establishment of Trust                          5
             6.2   Status of Trust                                 5

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                         REMINGTON SUPPLEMENTAL PENSION PLAN

                            TABLE OF CONTENTS (Continued)

                                                                 PAGE
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ARTICLE VII - Distribution of Benefits                             5
            7.1   Vesting                                          5
            7.2   Form and Timing Benefit                          5
            7.3   Designation of Beneficiaries                     6

ARTICLE VIII - Amendment or Termination                            6
           8.1   Amendment                                         6
           8.2   Plan Termination                                  6

ARTICLE IX - General Provisions                                    6
           9.1   Non-Alienation of Benefits                       6-7
           9.2   Withholding for Taxes                             7
           9.3   Immunity of Committee Members                     7
           9.4   Plan not to Affect Employment Relationship        7
           9.5   Subordination of Rights                           7
           9.6   Notices                                           8
           9.7   Gender and Number, Headings                       8
           9.8   Controlling Law                                   8
           9.9   Successors                                        8
           9.10  Severability                                      8
           9.11  Action by Company                                 8





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                       REMINGTON SUPPLEMENTAL PENSION PLAN

                                    ARTICLE I

                                  Introduction

         1.1 Name. The name of the Plan shall be the "Remington Supplemental Pension Plan."

         1.2 Purpose. This Plan shall constitute an unfunded arrangement established and maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined for purposes of Title I of the ERISA).

         1.3 Administration of the Plan. The Plan shall be administered by the Committee. The Committee's duties and authority under the Plan shall include (i) the interpretation of the provisions of the Plan, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) the making of such determinations as may be permitted or required pursuant to the Plan, and (iv) the taking of such other actions as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon each Employer and each Participant, former Participant, designated beneficiary, and each person claiming under or through any Participant or designated beneficiary, and no additional authorization or ratification by the Board of Directors or stockholders of any Employer shall be required. Any action by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. Committee members may be Participants, but no member of the Committee may participate in any decision directly affecting the computation of his benefits or rights under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.



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                                   ARTICLE II

                                   Definitions

         2.1 "Average Monthly Pay" means such term as defined under Section III. A (3) (a), (b) and (c), of the Pension Plan, as changed from time to time, without regard to IRS Code Section 401 (a) (17).

         2.2 "Code" means the Internal Revenue Code of 1986, as amended.

         2.3 "Committee" means the persons who have been designated, from time to time, by the Board of Directors of the Company to administer the plan.

         2.4 "Company" means Remington Arms Company, Inc. or its successors or assigns under the Plan.

         2.5 "Effective Date" means January 1, 1998.

         2.6 "Employer" means any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts the Plan with the approval of the Company.

         2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.8 "Normal Retirement Date" means the later of age 65 or the fifth anniversary of the date a Participant commenced participation under the Pension Plan.

         2.9 "Participant" means any eligible person who is participating under the Plan pursuant to Article III.

         2.10 "Pension Plan" means the Remington Arms Company, Inc. Pension and Retirement Plan.

         2.11 "Plan" means this Remington Supplemental Pension Plan, as amended from time to time.

         2.12 "Plan Year" means the calendar year.



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         2.13 "Related Company" means, with respect to any Employer, that
Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code section 414 (b), (c), (m) or (o).

         2.14 "Service" means such term as defined under Section IX.A (5) of the Pension Plan; provided, however, that no more than 30 years of Service will be recognized under this Plan.

         2.15 "Subsidiary" means a company which is 50% or more owned, directly or indirectly, by the Company.

         2.16 "Year of Service" means a year of service as such term is defined for vesting purposes under the Pension Plan and includes all vesting service recognized under the Pension Plan.

                                   ARTICLE III

                               Plan Participation

         Subject to the approval of the Compensation Committee of the Company's Board of Directors, the Chief Operating Officer of the Company shall designate, in writing each person that is eligible to receive a benefit under this Plan (a "Participant"). Only those employees of Employers who are in a select group of management or are highly compensated (within the meaning of Title I of ERISA) may be designated as eligible to participate under this Plan.

                                   ARTICLE IV

                                    Benefits

         4.1 Normal Retirement Benefit. Each Participant who is eligible to receive a pension benefit under the Pension Plan shall be entitled to receive a monthly pension commencing with the month following his Normal Retirement Date and



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continuing during his life in an amount equal to (2%) of such Participant's
Average Monthly Pay multiplied by such Participant's years of Service, minus the monthly pension benefit payable at normal retirement under the Pension Plan.

         4.2 Actuarial Equivalency. A Participant's pension benefit under this Plan shall be actuarially adjusted to reflect commencement prior to his Normal Retirement Date, forms of benefit other than a single life annuity and any other actuarial adjustments which are applicable to the Participant's benefit under the Pension Plan in accordance with the applicable actuarial assumptions set forth in the Pension Plan.

         4.3 Death Benefit. If a married Participant dies prior to commencement of benefits under this Plan, the Participant's surviving spouse shall be entitled to receive a monthly benefit during her lifetime in an amount equal to 50% of the benefit which would have been payable to the Participant and his spouse in the form of a qualified joint and survivor annuity. The benefit payable to a surviving spouse or beneficiary of a Participant who dies after such Participant has commenced receiving benefits under this Plan shall be equal to the benefit, if any, to which the surviving spouse or beneficiary is entitled under the form of benefit which was being paid at the time of the Participant's death.

                                    ARTICLE V

                             Suspension of Benefits

         Payment of a Participant's benefits under this Plan shall be suspended if the Participant's benefit under the Pension Plan is suspended. The Participant's benefit payable under this Plan at the end of the period of suspension shall be recomputed by taking into account such additional Service, pay and the benefits already paid thereunder, but in no event shall the benefit payable following such suspension be less than the benefit to which the Participant was entitled immediately prior to suspension.



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                                   ARTICLE VI

                             Establishment of Trust

         6.1 Establishment of Trust. The Company may, in its sole discretion, establish a grantor trust, as described under Section 671 of the Code, which is subject to the claims of the general creditors of the Company, for the purpose of accumulating assets to provide for the obligations hereunder. The establishment of such a trust shall not affect the Company's liability to pay benefits hereunder except that the Company's liability shall be offset by any payments actually made to a Participant under such a trust. In the event such a trust is established. The amount to be contributed shall be determined by the Company and the investment of such assets shall be in accordance with the trust document.

         6.2 Status of Trust. Participants shall have no direct or secured claim in any asset of the trust or in specific assets of the Company and will have the status of general unsecured creditors of the Company for any amounts due under this Plan. Trust assets and income will be subject to the claims of the Company's creditors.

                                   ARTICLE VII

                            Distribution of Benefits

         7.1 Vesting. A Participant's benefit under this Plan shall be 100% vested and nonforfeitable after a Participant has completed five years of service.

         7.2 Form and Timing Benefit. A Participant shall receive his benefit under this Plan in the same form of benefit that the Participant receives under the Pension Plan (qualified joint and survivor annuity, or lump sum) and shall commence receiving his benefit under this Plan at the same time he commences receiving his benefit under the Pension Plan.



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         7.3 Designation of Beneficiaries. A Participant's beneficiary under this Plan shall be the same beneficiary as is recognized under the Pension Plan. If a Participant fails to designate a beneficiary before his death, or if the designated beneficiary dies before the Participant's death, the Committee, in its discretion, may pay the benefit to which a beneficiary is entitled, if any, to either (i) one or more of the Participant's relatives by blood, adoption or marriage and in such proportions as the Committee determines, or (ii) the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

                                  ARTICLE VIII

                            Amendment or Termination

         8.1 Amendment. The Company, in its discretion, shall have the right to amend the Plan from time to time except that no such amendment shall, without the consent of the Participant to whom amounts have been credited to his Retirement Deferral Account, adversely affect a Participant's (and his beneficiary's) right to payment of the benefit which the Participant had accrued at the time of such amendment.

         8.2 Plan Termination. The Company may in its discretion, terminate the Plan at any time, however, no such termination shall alter a Participant's (and his beneficiary's) right to payment of previously accrued benefits.

                                   ARTICLE IX

                               General Provisions

         9.1 Non-Alienation of Benefits. A Participant's rights to his accrued benefit under the Plan shall not be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any



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obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

         9.2 Withholding for Taxes. Notwithstanding anything contained in this Plan to the contrary, each Employer shall withhold or shall cause its agent to withhold from any distribution made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any state's income tax act for purposes of paying any estate, inheritance or other tax attributable to any amounts distributable or creditable under the Plan.

         9.3 Immunity of Committee Members. The members of the Committee may rely upon any information, report or opinion supplied to them by any officer of an Employer or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion. No member of the Committee shall have any liability to an Employer or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary or other person interested or concerned in connection with any decision made by such member pursuant to the Plan which was based upon any such information, report or opinion if such member relied thereon good faith.

         9.4 Plan not to Affect Employment Relationship. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of any Employer to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason or without cause. By accepting any payment under this Plan, each Participant, former Participant designated beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made under the Plan by the Committee.

         9.5 Subordination of Rights. At the Committee's request, each Participant or designated beneficiary shall sign such documents as the Committee may require in order to subordinate such Participant's or designated



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beneficiary's rights under the Plan to the rights of such other creditors of the
Company as may be specified by the Committee.

         9.6 Notices. Any notice required to be given by the Company or the Committee hereunder shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail, shall be deemed to have been given upon the date of delivery, correctly addressed to the last known address of the person to whom such notice is to be given.

         9.7 Gender and Number; Headings. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases here they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

         9.8 Controlling Law. The Plan shall be construed in accordance with the internal laws of the State of New Jersey.

         9.9 Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, whether by way of merger, consolidation, purchase or otherwise.

         9.10 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality on invalidity shall not affect the remaining provision of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

         9.11 Action by Company. Any action required or permitted by the Company under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.


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